Exhibit 99.1

APPLICATION FOR SUBSCRIPTION FOR COMMON STOCK

MISSION COMMUNITY BANCORP

Mission Community Bancorp, a California corporation (the “Company”), is offering up to 597,000 shares of its common stock (the “Shares”) to the public at a price of  $18.00 per share payable as provided herein and as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the “Prospectus”).

1.             Subscription.  Subject to the terms  and conditions hereof, the undersigned hereby tenders this subscription, together with payment indicated below in United States currency, to Pacific Coast Bankers’ Bank, the Company’s impound agent, representing the payment of $18.00 per Share for the number of Shares indicated below.  The total subscription price must be paid at the time the Subscription Agreement is executed.

2.             Acceptance of Subscription.  It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever.  The Company may reduce the number of Shares for which the undersigned has subscribed, indicating acceptance of less than all of the Shares subscribed.  If  the subscription, or any part thereof, is rejected by the impound agent, or if this offering is terminated for any reason, the impound agent will return to the undersigned as much of the payment as exceeds the amount required for the Shares allotted to the undersigned, together with any interest earned thereon.

3.             Acknowledgments.  The undersigned hereby acknowledges receipt of a copy of the Prospectus.  This Subscription Agreement and the Prospectus contain the entire agreement and understanding among the undersigned and the Company with respect to the offering and sale of Shares to the undersigned.  This Subscription Agreement creates a legally binding obligation, and the undersigned agrees to be bound by the terms of this Agreement.

4.             No Revocation.  The undersigned agrees that once this Subscription Agreement is tendered to the impound agent, it may not be withdrawn by the undersigned and that this Agreement shall survive the death or disability of the undersigned.

5.             Impound Agent.  The undersigned acknowledge(s) that Pacific Coast Bankers’ Bank is acting solely as impound agent in connection with the offering of Shares and makes no recommendation with respect thereto.  Pacific Coast Bankers’ Bank has made no investigation regarding the offering or any person or entity involved in the offering.

IMPORTANT: THE TOP TWO COPIES OF THIS APPLICATION, COMPLETED, SIGNED AND ACCOMPANIED BY PAYMENT IN FULL FOR ALL SHARES SUBSCRIBED FOR, MUST BE RECEIVED BY THE IMPOUND AGENT BY 5:00 P.M., PACIFIC DAYLIGHT TIME, ON OR BEFORE                                       , 2007 (SUBJECT TO EXTENSION BY THE COMPANY WITHOUT NOTICE TO SUBSCRIBERS) (the “Offering Expiration Date”).  THE COMPANY WILL NOT ACCEPT SUBSCRIPTIONS FOR FEWER THAN 500 SHARES, unless the Company, in its discretion, elects to reduce this minimum number on a case by case basis.  The address to send your subscription application and accompanying payment is Mission Community Bancorp, c/o Pacific Coast Bankers’ Bank, 340 Pine Street, Suite 401, San Fransisco, California 94104, Attention: Impound Account. Payment may only be made (a) by check or postal, telegraphic or express money order, payable to  “Pacific Coast Bankers’ Bank FBO Mission Community Bancorp Impound Account,”, or (b) by wire transfer of funds to the Impound Account No.       maintained by Impound Agent, ABA No. 121042484, Attention “Impound Account FBO Mission Community Bancorp.”  The subscription price will be deemed to have been received by the impound agent only upon (i) clearance of any uncertified check, (ii) receipt by the impound agent of any certified check or cashier’s check or of any postal, telegraphic or express money order, or (iii) receipt of collected funds in the impound account designated above.

Shares purchased by the undersigned shall be registered as listed below.  (If certificates for shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc.  If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such person, and specify the exact name and date of the trust and/or other pertinent information concerning the trust or custodial arrangement.)

Name(s) in which Shares are to be Registered	Number of Shares
(Please Print)	(At $18.00 Per Share)

IN WITNESS WHEREOF, the undersigned has (have) executed this Application and returned the original and one copy thereof to the impound agent at the address set forth above, accompanied by payment in full in the manner set forth above.  I (We) understand that all information submitted on this Application will be treated confidentially by the Company.

Dated:

	(Signature)	(Signature)

	Name (please print or type)	Name (please print or type)

	Please print title or capacity	Please print title or capacity
	(if other than individual shareholder)	(if other than individual shareholder)

	Street Address	Street Address

City and State	Zip	City and State	Zip

	Telephone	Telephone

	Social Security Number or Taxpayer I.D. Number	Social Security Number or Taxpayer I.D. Number

IF SHARES ARE TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS APPLICATION

ORIGINAL-White-[Return to Pacific Coast Bankers’ Bank].  CUSTOMER Copy-Pink-[Retain].

IMPOUND AGENT Copy-Yellow [Return to Pacific Coast Bankers’ Bank]